UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

400 Coeur d’Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d’Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

        On June 1, 2006, Coeur d’Alene Mines Corporation (the “Company”) completed the sale of 100% of the shares of its wholly-owned subsidiary, Coeur Silvery Valley (“CSV”), to U.S. Silver Corporation for a total of $15 million in cash. The Stock Purchase Agreement provides for a post-closing working capital adjustment that is expected to be finalized in July 2006. The Company expects that any resulting adjustment to the purchase price will not be material in amount. The Company anticipates that the transaction will result in a one-time pre-tax gain of approximately $12 million in the quarter ended June 30, 2006.

        CSV owned and operated the Galena underground silver mine and owned the adjacent Coeur underground silver mine. In addition, CSV owned the Caladay Property that adjoins the Galena Mine and had operating control of several contiguous exploration properties in the Coeur d’Alene Silver Mining District of Idaho. CSV’s property consisted of 6,131 acres of Company-owned fee land, patented mining claims and unpatented claims in addition to 4,800 acres of leased claims.

        There is no material relationship, other than with respect to the transaction, between U.S. Silver Corporation and the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

        Reference is made to Item 9.01(b) below for the pro forma financial information required pursuant to Article 11 of Regulation S-X.

Item 9.01.	Financial Statements and Exhibits.

(b)     Pro Forma Financial Information:

        The following unaudited financial information reflects the pro forma consolidated statements of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 and the related pro forma consolidated balance sheet as of March 31, 2006 giving effect to the sale of Coeur Silver Valley, Inc. (“CSV”). The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 gives effect to the sale. The unaudited pro forma consolidated balance sheet as of March 31, 2006 assumes the sale occurred on March 31, 2006. The pro forma information is based on the historical financial statements of the Company after giving effect to the sale and are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the transaction been completed as of the date of, or as of the beginning of the periods presented. The pro forma consolidated financial statements have been prepared based on preliminary estimates. The pro forma financial information should be read in conjunction with the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2005.

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006
(Unaudited)

		Sale of Coeur
	As Reported	Silver Valley (A)	Pro Forma
ASSETS		(In Thousands)
CURRENT ASSETS
Cash and cash equivalents	$347,651	$15,000	$362,651
Short-term investments	26,690	--	26,690
Receivables	23,038	--	23,038
Ore on leach pad	27,743	--	27,743
Metal and other inventories	12,986	--	12,986
Deferred tax assets	2,678	--	2,678
Prepaid expenses and other	6,388	--	6,388
Assets of operations held for sale (Note D)	15,877	(15,877)	--

	463,051	(877)	462,174
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	109,049	--	109,049
Less accumulated depreciation	(59,852)	--	(59,852)

	49,197	--	49,197
MINING PROPERTIES
Operational mining properties	122,650	--	122,650
Less accumulated depletion	(107,794)	--	(107,794)

	14,856	--	14,856
Mineral interests	72,201	--	72,201
Less accumulated depletion	(3,860)	--	(3,860)

	68,341	--	68,341
Non-producing and development properties	89,886	--	89,886

	173,083	--	173,083
OTHER ASSETS
Ore on leach pad, non-current portion	31,316	--	31,316
Restricted cash and cash equivalents	17,041	--	17,041
Debt issuance costs, net	5,378	--	5,378
Deferred tax assets	2,837	--	2,837
Other	7,666	--	7,666

	64,238	--	64,238

TOTAL ASSETS	$749,569	$(877)	$748,692

        The accompanying notes are an integral part of these consolidated financial statements.

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006
(Unaudited)

		Sale of Coeur
	As Reported	Silver Valley (A)	Pro Forma
	(In thousands except per share data)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,426	$--	$12,426
Other current liabilities	6,604	--	6,604
Accrued interest payable	469	--	469
Accrued salaries and wages	4,864	--	4,864
Current taxes payable	1,716	--	1,716
Liabilities of operations held for sale	12,816	(12,816)	--

	38,895	(12,816)	26,079
LONG-TERM LIABILITIES
11/4% Convertible Senior Notes due January 2024	180,000	--	180,000
Reclamation and mine closure	24,301	--	24,301
Other long-term liabilities	4,286	--	4,286

	208,587	--	208,587
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Common Stock, par value $1.00 per share; authorized 500,000,000 shares, issued 278,869,045 shares in 2006 (1,059,211 shares
held in treasury)	278,869	--	278,869
Additional paid-in capital	775,611	--	775,611
Accumulated deficit	(537,369)	9,720	(527,649)
Shares held in treasury	(13,190)	--	(13,190)
Accumulated other comprehensive loss	(1,834)	2,219	385

	502,087	11,939	514,026

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$749,569	$(877)	$748,692

The accompanying notes are an integral part of these consolidated financial statements.

COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
THREE MONTHS ENDED MARCH 31, 2006
(Unaudited)

	As Reported	Sale of Coeur Silver Valley (B)	Pro Forma
REVENUES
Sales of metal	$44,854	--	$44,854
COSTS AND EXPENSES
Production costs applicable to sales	20,099	--	20,099
Depreciation and depletion	6,318	--	6,318
Administrative and general	5,090	--	5,090
Exploration	1,968	--	1,968

Total cost and expenses	33,475	--	33,475

OTHER INCOME AND EXPENSE
Interest and other income	2,521	--	2,521
Interest expense, net of capitalized interest	(521)	--	(521)

Total other income and expense	2,000	--	2,000

Income (loss) from continuing operations before income taxes	13,379	--	13,379
Income tax benefit (provision)	347	--	347

INCOME (LOSS) FROM CONTINUING OPERATIONS	13,726	--	13,726
Income (loss) from discontinued operations, net of income
taxes	612	(612)	--

NET INCOME (LOSS)	14,338	(612)	13,726
Other comprehensive income (loss)	4	--	4

COMPREHENSIVE INCOME (LOSS)	$14,342	$(612)	$13,730

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Income (loss) from continuing operations	$0.06	$--	$0.06
Income (loss) from discontinued operations	--	--	--

Net income (loss)	$0.06	$--	$0.06

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.05	$--	$0.05
Income (loss) from discontinued operations	--	--	--

Net income (loss)	$0.05	$--	$0.05

Weighted average number of shares of common stock
Basic	252,485		252,485
Diluted	277,383		277,383

The accompanying notes are an integral part of these consolidated financial statements.

COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
YEAR ENDED DECEMBER 31, 2005
(Unaudited)

	As Reported	Sale of Coeur Silver Valley (B)	Pro Forma
	(In Thousands, except per share data)
REVENUES
Sales of metal	$172,336	$(16,052)	$156,284
COSTS AND EXPENSES
Production costs applicable to sales	104,930	(16,698)	88,232
Depreciation and depletion	20,885	(1,996)	18,889
Administrative and general	19,417	--	19,417
Exploration	11,914	(1,361)	10,553
Pre-development	6,057	--	6,057
Write-down of mining properties and other holding costs	1,379	(172)	1,207
Litigation settlement	1,600	--	1,600

Total cost and expenses	166,182	(20,227)	145,955

OTHER INCOME AND EXPENSE
Interest and other income	8,365	20	8,385
Interest expense, net of capitalized interest	(2,485)	--	(2,485)

Total other income and expense	5,880	20	5,900

INCOME (LOSS) FROM CONTINUING OPERATIONS	12,034	4,195	16,229
Income tax (provision) benefit	(1,483)	--	(1,483)

NET INCOME (LOSS)	10,551	4,195	14,746
Other comprehensive income (loss)	447	1,982	2,429

COMPREHENSIVE INCOME (LOSS)	$10,998	$6,177	$17,175

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Net income (loss)	$0.04	$0.02	$0.06

Diluted income (loss) per share:
Net income (loss)	$0.04	$0.02	$0.06

Weighted average number of shares of common stock
Basic	242,915		242,915
Diluted	243,683		243,683

The accompanying notes are an integral part of these consolidated financial statements.

NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments.

The accompanying pro forma consolidated statements of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006 reflect the sale of Coeur Silver Valley. The pro forma consolidated balance sheet as of March 31, 2006 gives pro forma effect of the sale as if it occurred on March 31, 2006. Actual reported results may vary from those contained in the pro forma disclosure. These pro forma financial statements include the following pro forma adjustments:

(A) Reduction of assets and liabilities as a result of the sale.

(B) Reduction of the revenues and expenses as a result of the sale.

The estimated investment income from the cash proceeds have not been included as pro forma adjustments.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)
Dated: June 7, 2006	By: /s/ James A. Sabala
James A. Sabala
Executive Vice President and
Chief Financial Officer